Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 20, 2012 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 12 filed with the Securities Exchange Commission on February 16, 2012 (the "Registration Statement").

We also consent to the reference to us under the headings "Experts" and "Changes in and Disagreements with Accountants and Financial Disclosure" in the Registration Statement.


/s/ Hamilton, PC
Hamilton, PC
2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072

Dated: February 16, 2012

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